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CONTACT:

NORRIS BATTIN
THE COOPER COMPANIES, INC.
714-597-4700
714-673-4299

FOR IMMEDIATE RELEASE


         THE COOPER COMPANIES, INC. HOLDS ANNUAL MEETING OF STOCKHOLDERS

                  CEO DETAILS BUSINESS STRATEGY AND OBJECTIVES

               EXPECTS SECOND QUARTER EPS BETWEEN 36 AND 40 CENTS

Irvine, Calif., March 26, 1997 - At its annual meeting held yesterday in New York City, stockholders of The Cooper Companies, Inc. (NYSE/PSE:COO) elected eight directors and ratified the appointment of KPMG Peat Marwick LLP as its independent auditors.

Stanley Zinberg, M.D., director of practice activities for the American College of Obstetrics and Gynecology, was elected as a new member of the board.

The Company also announced that based on current performance trends, it expects to earn between 36 cents and 40 cents per share, including 2 cents per share of tax benefits, in its second fiscal quarter ending April 30, 1997, an increase of at least 50% over last year's second quarter.

For the full fiscal year, the Company, as previously announced, expects earnings from operations to range from $1.45 to $1.55 per share versus $1.00 in fiscal 1996. With the Company's anticipated deferred tax benefit, earnings per share are expected to be between $1.60 and $1.70 per share versus $1.41 per share in fiscal 1996.




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Remarks to Stockholders

In his address to the stockholders, A. Thomas Bender, president and chief executive officer, stressed the solid fundamentals of the Company's businesses going forward now that it has returned to growth and profitability. He said he expects revenue to continue to grow at double-digit rates and earnings from operations at mid-teens rates over the next several years. Because of this, he is optimistic that The Cooper Companies, will, in due course, be valued by investors as a growth company.

Bender said that CooperVision, the Company's specialty contact lens division, will continue its growth through increased market share with its line of toric lenses to correct astigmastism, new product introductions, global expansion, marketing alliances and product and business acquisitions.

Thus far in fiscal 1997, Bender said, CooperVision has announced:

    An  alliance  to  market  its  full  line  of  contact   lenses  with  Rohto
    Pharmaceuticals, Inc., a leading Japanese manufacturer of contact lens care and ophthalmic nonprescription products.

    A marketing partnership with Humphrey Instruments, a division of Zeiss, one of the world's leading manufacturers of ophthalmic diagnostic instruments.

    The purchase in the United States from Wesley-Jessen, Inc. of the Natural Touch'r' line of opaque contact lenses that change the appearance of the color of the eye.

In addition, Bender announced to the stockholders that CooperVision has agreed to enter into a cross-marketing alliance with Alcon Laboratories, the leading supplier of contact lens care products in North America and a global leader in vision care.

Reporting on the Company's CooperSurgical division, Bender said that its gynecology product line would generate approximately 95% of its revenue by the end of the 1997 fiscal year. He also noted that as the revenue mix shifts more to gynecology, profitability improves. He said that CooperSurgical will continue to be an aggressive consolidator in the gynecology device market through product and company acquisitions and marketing alliances, and that this strategy, coupled with the successful development of new products internally, has been a major reason for its recent success.

Bender also noted that Hospital Group of America (HGA) continued to show positive results both from the settlement of a dispute with the physician group that formerly staffed its Hampton Hospital and from improving occupancy rates at its Hartgrove and MeadowWood hospitals. A residential treatment center, The Midwest Center for Youth and Families, is scheduled to open this month in Kouts, Indiana.

HGA's strategy to emphasize its outpatient programs has resulted in a 55% increase in outpatient visits versus a year ago. The growth in these programs reflects HGA's ability to provide the continuum of care required by third party payers.

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Bender said that the Hampton  settlement  allows the Company to develop the full potential of the hospitals by giving it flexibility to shape future alternative strategies. Going forward, he said, HGA is expected to generate income from operations of more than 10% of revenue.

HGA's business strategy is to develop new, cost-effective programs and remain a strong player in each hospital's geographic region. HGA, Bender observed, now contributes positively to the Company's operating results and helps leverage its $234 million of net operating losses.

The Company's intermediate range business objectives, Bender noted, include 20% compounded revenue growth through 2000 and 40% earnings per share growth, excluding tax benefits, in each of the next two years. He expects CooperVision revenue to exceed $100 million and CooperSurgical to reach $50 million by 2000. HGA's revenue should exceed $50 million in fiscal 1998.

Board of Directors Elected

The Company's stockholders elected eight directors.

Allen E. Rubenstein, M.D. was re-elected chairman. Dr. Rubenstein is chairman of the board of MTC Imaging Services and a member of the faculty of the Mt. Sinai School of Medicine and the Mt. Sinai Neurofibromatosis Research and Treatment Center.

The stockholders also elected these directors: A. Thomas Bender, president and chief executive officer of the Company; Michael H. Kalkstein, a partner in the law firm of Graham & James; Moses Marx, general partner of United Equities Company and president of Momar Corporation; Donald Press, executive vice president of Broadway Management, Inc. and principal in the firm of Donald Press, P.C.; Steven Rosenberg, acting chairman of the board and vice president, finance and chief financial officer of Cooper Life Sciences, Inc.; Robert S. Weiss, executive vice president, treasurer and chief financial officer of the Company; and Stanley Zinberg, M.D., director of practice activities for the American College of Obstetrics and Gynecology.

Following the stockholders' meeting, the board elected the following officers of the Company: A. Thomas Bender, president and chief executive officer; Robert S. Weiss, executive vice president, treasurer and chief financial officer; Gregory
A. Fryling, vice president corporate development; Carol R. Kaufman, vice president of legal affairs, secretary and chief administrative officer; and Stephen C. Whiteford, vice president and controller.

Forward-Looking Statements

This press release contains projections and other forward-looking statements regarding the Company's results and prospects. Actual results could differ materially from these projections. Factors that could cause or contribute to differences include: major changes in business



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conditions  and the  economy  in  general,  new  competitive  inroads,  costs to
integrate  acquisitions,   decisions  to  invest  in  research  and  development
projects, regulatory and other delays on new products and programs, unexpected changes in reimbursement rates and payer mix, unforeseen litigation, costs associated with potential debt restructuring, decisions to divest businesses and the cost of acquisition activity, particularly if a large acquisition is not completed. Future results are also dependent on each business unit meeting specific objectives. At CooperVision, 1997 sales and operating income are expected to grow approximately 20% as it continues to gain market share in the toric segment of the global contact lens market. CooperSurgical is expected to continue to benefit from the 1996 acquisition of Unimar and grow 1997 sales and operating income at double-digit rates as the market for gynecologic procedures is increasingly driven by growth in the population of women over 45 years of age in the United States. The Company expects HGA revenues and operating income in 1997 to achieve double-digit growth through new outpatient clinics, geriatric programs and lower cost residential treatment services, assuming that patient revenue and operating expenses can continue successfully to adjust to changes in third party reimbursement rates for psychiatric care. The Company expects consolidated revenue and operating income to grow by more than 15% and 30%, respectively, in 1997 and anticipates earnings per share in the range of $1.60 to $1.70 including a deferred tax benefit of about 15 cents per share.

The Cooper Companies, Inc. and its subsidiaries develop, manufacture and market specialty healthcare products and services. CooperVision, Inc., headquartered in Irvine, Calif., with manufacturing facilities in Huntington Beach, Calif., Rochester, N. Y., and Ontario and Quebec, Canada, markets a broad range of contact lenses for the vision care market. CooperSurgical, Inc., headquartered in Shelton, Conn., markets diagnostic and surgical instruments, equipment and accessories for the gynecological market. Hospital Group of America, Inc. provides psychiatric services through hospitals and satellite locations in New Jersey, Delaware and Illinois.

NOTE: An interactive telephone system that provides stock quotes, recent press releases, and financial data may be reached toll free at 1-800-334-1986. Press releases and selected financial data are also available at www.coopercos.com on the Internet.



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